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                                                                   EXHIBIT 10.13


                               GUARANTY OF VENDOR

TO: DEUTSCHE FINANCIAL SERVICES CORPORATION

         In consideration of financing provided or to be provided by you to dealers and/or distributors of __________________________________ ("Vendor"),
under the terms of that certain FLOORPLAN AGREEMENT entered into between you and Vendor on __________, 1996, and all current and future amendments and addenda thereto ("Agreement"), and for other good and valuable consideration received, we jointly, severally, unconditionally and absolutely guaranty to you, from property held separately, jointly or in community, the immediate payment when due of all current and future liabilities owed by Vendor to you under the Agreement, whether such liabilities are direct, indirect or owed by Vendor to a third party and acquired by you ("Liabilities"). We will pay you on demand the full amount of all Liabilities due from Vendor, together with all costs and expenses (including, without limitation, reasonable attorneys' fees). We also indemnify and hold you harmless from and against all (a) losses, costs and expenses you incur and/or are liable for (including, without limitation, reasonable attorneys' fees) and (b) claims, actions and demands made by Vendor or any third party against you, which in any way relate to any relationship or transaction between you and Vendor.

         Our guaranty will not be released, discharged or affected by, and we irrevocably consent to, any: (a) change in the manner, place, interest rate, finance or other charges, or terms of payment or performance in any current or future agreement between you and Vendor, and/or any Dealer or distributor of Vendor (collectively "Dealer"), the release, settlement or compromise of or with any party liable for the payment or performance thereof or the substitution, release, non-perfection, impairment, sale or other disposition of any collateral thereunder; (b) change in Vendor's and/or any of Dealer's financial condition; (c) interruption of relations between Vendor and you or us; (d) interruption of relations between you and any Dealer; (e) claim or action by Vendor, and/or any Dealer, against you; and/or (f) increases or decreases in any credit you may provide to Vendor and/or any Dealer. We will pay you even if you have not (i) notified Vendor that it is in default of the Liabilities, or (ii) exercised any of your rights or remedies against Vendor, any Dealer, any other person or any current or future collateral. This Guaranty is assignable by you and will inure to the benefit of your assignee. If Vendor hereafter undergoes any change in its ownership, identity or organizational structure, this Guaranty will extend to all current and future obligations which such new or changed legal entity owes to you.

         We irrevocably waive: notice of your acceptance of this Guaranty, presentment, demand, protest, nonpayment, nonperformance, notice of breach or default, any right of contribution from other guarantors, dishonor, the amount of indebtedness of Vendor, and/or any Dealer, outstanding at any time, the number and amount of advances made by you to any Dealer in reliance on this Guaranty and any claim or action against Vendor and/or any dealer or distributor of Vendor; notice and hearing as to any prejudgment remedy against Vendor and/or any Dealer; all other demands and notices required by law directly or indirectly relating to Vendor and/or any Dealer; all rights of offset and counterclaims against you or Vendor; all rights in, and notices or demands relating to, any collateral now or hereafter securing any Liabilities (including, without limitation, all rights, notices or demands directly or indirectly relating to the sale or other disposition of such collateral or the manner of such sale or other disposition); all defenses to the enforceability of this Guaranty (including, without limitation, fraudulent inducement). We further waive all defenses based on suretyship or impairment of collateral, and defenses which the Vendor may assert on the underlying debt, including but not limited to, failure of consideration, breach of warranty, fraud, payment, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, deceptive trade practices, accord and satisfaction and usury. We also waive all rights to claim, arbitrate for or sue for any punitive or exemplary damages. In addition, we hereby irrevocably subordinate to you any and all of our present and





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future rights and remedies: (a) of subrogation against Vendor to any of your rights or remedies against Vendor and/or any Dealer; (b) of contribution, reimbursement, indemnification and restoration from Vendor and/or any Dealer; and (c) to assert any other claim or action against Vendor, and/or any Dealer directly or indirectly relating to this Guaranty, such subordinations to last until you have been paid in full for all Liabilities. All our waivers and subordinations herein will survive any termination of this Guaranty.

         We have made an independent investigation of the financial condition of Vendor and give this Guaranty based on that investigation and not upon any representation made by you. We have access to current and future Vendor financial information which enables us to remain continuously informed of Vendor's financial condition. We represent and warrant to you that we have received and will receive substantial direct or indirect benefit by making this Guaranty and incurring the Liabilities. We will provide you with financial statements on us each year within ninety (90) days after the end of our fiscal year end. We warrant and represent to you that all financial statements and information relating to us or Vendor which have been or may hereafter be delivered by us or Vendor to you are true and correct and have been and will be prepared in accordance with generally accepted accounting principles consistently applied and, with respect to previously delivered statements and information, there has been no material adverse change in the financial or business condition of us or Vendor since the submission to you, either as of the date of delivery, or if different, the date specified therein, and we acknowledge your reliance thereon. This Guaranty will survive any federal and/or state bankruptcy or insolvency action involving Vendor. We are solvent and our execution of this Guaranty will not make us insolvent. If you are required in any action involving Vendor to return or rescind any payment made to or value received by you from or for the account of Vendor, this Guaranty will remain in full force and effect and will be automatically reinstated without any further action by you and notwithstanding any termination of this Guaranty or your release of us. Any delay or failure by you, or your successors or assigns, in exercising any of your rights or remedies hereunder will not waive any such rights or remedies. Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect us and you from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as specifically provided herein or as we may later agree in writing to modify it. Notwithstanding anything herein to the contrary: (a) you may rely on any facsimile copy, electronic data transmission or electronic data storage of this Guaranty, any agreement between you and Vendor, any Statement of Transaction, billing statement, invoice from Vendor, financial statements or other report, and (b) such facsimile copy, electronic data transmission or electronic data storage will be deemed an original, and the best evidence thereof for all purposes, including, without limitation, under this Guaranty or any other agreement between you and us, and for all evidentiary purposes before any arbitrator, court or other adjudicatory authority. We may terminate this Guaranty by a written notice to you, the termination to be effective sixty (60) days after you receive and acknowledge it, but the termination will not terminate our obligations hereunder arising prior to the effective termination date. We have read and understood all terms and provisions of this Guaranty. We acknowledge receipt of a true copy of this Guaranty and of all agreements between you and Vendor. The meanings of all terms herein are equally applicable to both the singular and plural forms of such terms.

         BINDING ARBITRATION. Except as otherwise specified below, all actions, disputes, claims and controversies under common law, statutory law or in equity of any type or nature whatsoever (including, without limitation, all torts, whether regarding negligence, breach of fiduciary duty, restraint of trade, fraud, conversion, duress, interference, wrongful replevin, wrongful sequestration, fraud in the inducement, usury or any other tort, all contract actions, whether regarding express or implied terms, such as implied covenants of good faith, fair dealing, and the commercial reasonableness





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of any collateral disposition, or any other contract claim, all claims of deceptive trade practices or lender liability, and all claims questioning the reasonableness or lawfulness of any act), whether arising before or after the date of this Guaranty, and whether directly or indirectly relating to: (a) this Guaranty and/or any amendments and addenda hereto, or the breach, invalidity or termination hereof; (b) any previous or subsequent agreement between you and us; (c) any act committed by you or by any parent company, subsidiary or affiliated company of you (the "DFS Companies"), or by an employee, agent, officer or director of a DFS Company, whether or not arising within the scope and course of employment or other contractual representation of the DFS Companies provided that such act arises under a relationship, transaction or dealing between you and Vendor or you and us; and/or (d) any other relationship, transaction, dealing or agreement between you and Vendor or you and us (collectively the "Disputes"), will be subject to and resolved by binding arbitration.

         All arbitration hereunder will be conducted in accordance with the Commercial Arbitration Rules of The American Arbitration Association ("AAA").
If the AAA is dissolved, disbanded or becomes subject to any state or federal bankruptcy or insolvency proceeding, the parties will remain subject to binding arbitration which will be conducted by a mutually agreeable arbitral forum. The parties agree that all arbitrator(s) selected will be attorneys with at least five (5) years secured transactions experience. The arbitrator(s) will decide if any inconsistency exists between the rules of any applicable arbitral forum and the arbitration provisions contained herein. If such inconsistency exists, the arbitration provisions contained herein will control and supersede such rules. The site of all arbitrations will be in the Division of the Federal Judicial District in which AAA maintains a regional office that is closest to Vendor.

         Discovery permitted in any arbitration proceeding commenced hereunder is limited as follows: No later than thirty (30) days after the filing of a claim for arbitration, the parties will exchange detailed statements setting forth the facts supporting the claim(s) and all defenses to be raised during the arbitration, and a list of all exhibits and witnesses. No later than twenty-one (21) days prior to the arbitration hearing, the parties will exchange a final list of all exhibits and all witnesses, including any designation of any expert witness(es) together with a summary of their testimony; a copy of all documents and a detailed description of any property to be introduced at the hearing. Under no circumstances will the use of interrogatories, requests for admission, requests for the production of documents or the taking of depositions be permitted. However, in the event of the designation of any expert witness(es), the following will occur: (a) all information and documents relied upon by the expert witness(es) will be delivered to the opposing party, (b) the opposing party will be permitted to depose the expert witness(es), (c) the opposing party will be permitted to designate rebuttal expert witness(es), and (d) the arbitration hearing will be continued to the earliest possible date that enables the foregoing limited discovery to be accomplished.

         The Arbitrator(s) will not have the authority to award exemplary or punitive damages.

         All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Guaranty may be entered as a judgment or order in any state or federal court and may be entered as a judgment or order within the federal judicial district which includes the residence of the party against whom such award or order was entered. This Guaranty concerns transactions involving commerce among the several states. The Federal Arbitration Act ("FAA") will govern all arbitration(s) and confirmation proceedings hereunder.

         Nothing herein will be construed to prevent your or our use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, dation and/or any
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action or remedy relating to any Collateral for any current or future debt owed by either party to the other. Any such action or remedy will not waive your or our right to compel arbitration of any Dispute.

         If either we or you bring any other action for judicial relief with respect to any Dispute (other than those set forth in the immediately preceding paragraph), the party bringing such action will be liable for and immediately pay all of the other party's costs and expenses (including attorneys' fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration. If either we or you bring or appeal an action to vacate or modify an arbitration award and such party does not prevail, such party will pay all costs and expenses, including attorneys' fees, incurred by the other party in defending such action. Additionally, if we sue you or institute any arbitration claim or counterclaim against you in which you are the prevailing party, we will pay all costs and expenses (including attorneys' fees) incurred by you in the course of defending such action or proceeding.

         Any arbitration proceeding must be instituted: (a) with respect to any Dispute for the collection of any debt owed by either party to the other, within two (2) years after the date the last payment was received by the instituting party; and (b) with respect to any other Dispute, within two (2) years after the date the incident giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such incident. Failure to institute an arbitration proceeding within such period will constitute an absolute bar and waiver to the institution of any proceeding with respect to such Dispute. Except as otherwise stated herein, all notices, arbitration claims, responses, requests and documents will be sufficiently given or served if mailed or delivered: (i) to us at our address below; (ii) to you at 655 Maryville Centre Drive, St. Louis, Missouri 63141-5832, Attention: General Counsel; or such other address as the parties may specify from time to time in writing.

         The agreement to arbitrate will survive the termination of this Guaranty.

         IF THIS GUARANTY IS FOUND TO BE NOT SUBJECT TO ARBITRATION, ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. WE WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.

         We acknowledge and agree that this Guaranty and all agreements between Vendor and you have been substantially negotiated, and will be performed, in the state of Illinois. Accordingly, we agree that all Disputes will be governed by, and construed in accordance with, the laws of such state, except to the extent inconsistent with the provisions of the FAA which will control and govern all arbitration proceedings hereunder.

THIS GUARANTY CONTAINS BINDING ARBITRATION, JURY WAIVER AND PUNITIVE DAMAGES WAIVER PROVISIONS.

Date: September 9, 1996

(1) INDIVIDUAL GUARANTOR(S):            (2) CORPORATE, PARTNERSHIP OR LIMITED
                                            LIABILITY COMPANY GUARANTOR:


Signed By:                               KARTS INTERNATIONAL/
          ----------------------------     BRISTER'S THUNDER KARTS, INC.
                                         --------------------------------------
(Print Name:                          )  (Name of Corporate, Partnership or
             -------------------------     Limited Liability Company Guarantor)


WITNESS: /s/ COURTENAY ROLSTON           By: /s/ V. LYNN GRAYBILL
         -----------------------------       ----------------------------------
(Print Name:    Courtenay Rolston     )  (Print Name: V. Lynn Graybill         )
             -------------------------                -------------------------
                                         Title: President
                                                -------------------------------




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SIGNED By:                         (3)
          -------------------------
(Print Name:                       )     Address of Guarantor(s):
            -----------------------
WITNESS:                           (4)   --------------------------------------
        ---------------------------
(Print Name:                       )     --------------------------------------
            -----------------------
                                         --------------------------------------



                              (1)NOTARY STATEMENT

On this 9th day of September, 1996, before me, the subscriber, a Notary Public, personally appeared V. Lynn Graybill(7) known to me to be the person(s) described in and who executed the above Guaranty of Vendor, and who acknowledged the execution thereof to be their free act and deed.


                                        Notary Public: /s/ JOHN J. RABALAIS
                                                       --------------------
My Commission Expires:  at death, 19
                                    -----
                                                       (SEAL)
                                                 JOHN J. RABALAIS
                                                   NOTARY PUBLIC
                                                State of Louisiana
                                        My Commission Is Issued For Life





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                           (6)SECRETARY'S CERTIFICATE

         I hereby certify that I am the Secretary or Assistant Secretary of KARTS INTERNATIONAL & BRISTER'S THUNDERKARTS, INC. ("Guarantor") and that execution of the above Guaranty of Vendor was ratified, approved and confirmed by the Shareholders at a meeting, if necessary, and pursuant to a resolution of the Board of Directors of Guarantor at a meeting of the Board of Directors duly called, and which is currently in effect, which resolution was duly presented, seconded and adopted and reads as follows:

         "BE IT RESOLVED that any officer of this corporation is hereby authorized to execute a guaranty of the obligations of KARTS INTERNATIONAL/ BRISTER'S THUNDERKARTS, INC., ("Vendor") to Deutsche Financial Services Corporation on behalf of the corporation, which instrument may contain such terms as the above named persons may see fit including, but not limited to a waiver of notice of the acceptance of the guaranty; presentment; demand; protest; notices of nonpayment, nonperformance, dishonor, the amount of indebtedness of Vendor, and/or any dealer or distributor of Vendor, outstanding at any time, any legal proceedings against Vendor and/or any dealer or distributor of Vendor, and any other demands and notices required by law directly or indirectly relating to Vendor and/or any dealer or distributor of Vendor; any right of contribution from other guarantors; and all offsets."

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal on this 9th day of September, 1996.

         (SEAL)                       Secretary: /s/ Timothy P. Halter
                                                 -----------------------------

-------------
(1) Complete this Section only if Individual Guarantor(s)
(2) Complete this Section only if Corporate, Partnership or Limited Liability Company Guarantor
(3) Individual Guarantor's Signature
(4) Signature of Witness to Individual Guarantor's Signature (Must be DFS Employee)
(5) Signature of Corporate, Partnership or Limited Liability Company Representative
(6) Title of Corporate, Partnership or Limited Liability Company
    Representative
(7) Name of Each Individual Guarantor
(8) Complete this Section only if Corporate Guarantor